EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE INCREASES QUARTERLY CASH DIVIDEND BY 18 PERCENT – SECOND INCREASE IN 2011; BOARD DOUBLES SHARE REPURCHASE AUTHORIZATION

HOUSTON, Aug. 17, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that its board of directors declared a cash dividend of $0.13 per share for the second quarter of 2011. The dividend, which represents an increase of 18.2 percent, or $0.02 per share, from the first quarter, will be paid on Sept. 15, 2011, to stockholders of record on Sept. 1, 2011.

In addition, the board of directors doubled the share repurchase program authorization that was announced on Aug. 8 to $50 million from $25 million. Purchases of the company’s common stock may be made from time to time, based on market conditions, legal requirements and other corporate considerations, in the open market or in privately negotiated transactions.

The company expects that any repurchase of shares will be funded by cash from operations. As of June 30, the company had 23.6 million shares of common stock outstanding. Repurchased shares will be held in treasury.

“Group 1’s exceptionally strong second-quarter financial results illustrated the leverage the company has achieved from its improved efficiencies and cost structure,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “We are pleased to be able to share this performance with our shareholders via another dividend increase and additional share repurchases.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 105 automotive dealerships, 134 franchises, and 28 collision centers in the United States and the United Kingdom that offer 29 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com